                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 44 to Registration  Statement No. 33-39242 on Form N-1A of our reports dated
January 13, 2006, relating to the financial  statements and financial highlights of American Century World Mutual Funds,  Inc.,  including  International  Growth
Fund,  International  Discovery Fund, Emerging Markets Fund, Global Growth Fund,
Life  Sciences  Fund,  Technology  Fund,  International  Opportunities  Fund and
International  Stock  Fund,  appearing  in the  Annual  Report on Form  N-CSR of
American Century World Mutual Funds,  Inc. for the year ended November 30, 2005, and to the references to us under the headings  "Independent  Registered  Public
Accounting  Firm" and  "Financial  Statements"  in the  Statement of  Additional
Information, which is part of such Registration Statement.

/s/  Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Kansas City, Missouri
April 24, 2006